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                                                                     Exhbit 10.5



                     REDEMPTION AND NONCOMPETITION AGREEMENT

         Redemption and Noncompetition Agreement (the "AGREEMENT"), made as of September 1, 1998 (the "Agreement"), by and among HARVARDNET, INC., a Delaware corporation with its principal place of business at One Harbour Place, Portsmouth, NH 03801 (the "COMPANY"), and William Southworth ("SOUTHWORTH") and Barbara Southworth ("BSOUTHWORTH"), whose address is 6 Dover Point Road, Dover, NH 03820.

                                    RECITALS

         1. Southworth is President and Chief Executive Officer of the Company. Southworth and BSouthworth, as joint tenants with right of survivorship, are the holder of record and beneficially of 300,000 shares of the Company's issued and outstanding Common Stock, $0.01 par value per share ("COMMON STOCK").

         2. Southworth has substantial experience in the Company's business and intimate knowledge of its customers, processes, trade secrets and other business information.

         3. Southworth will benefit substantially as a result of the Purchasers' investment in the Company, including the expansion of the Company's business to be financed with the funds to be invested by the Purchasers.

         4. The Purchasers wish to protect the value of their investment from the risk of competition posed by Southworth.

         5. The parties are entering into this Agreement to provide for Southworth's agreement not to compete with the Company and other agreements with the Company, including the Company's partial redemption of Southworth's and BSouthworth's shares of Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. PURCHASE OF STOCK. (a) The Company hereby purchases from Southworth and BSouthworth, and Southworth and BSouthworth, jointly and severally, hereby sell, assign, transfer and deliver to the Company, all legal and beneficial right, title and interest in and to 75,000 shares (the "PURCHASED SHARES") of the Common Stock for an aggregate purchase price of $1,009,136 (the "PURCHASE PRICE"). In furtherance thereof, (i) the Company is hereby delivering to Southworth and BSouthworth the Purchase Price by electronic transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as EXHIBIT A, and (ii) Southworth and BSouthworth are surrendering to the Company for cancellation stock certificates numbers 1 and 8 evidencing not less than 75,000 shares of Common Stock in the aggregate, duly endorsed for transfer, with his signature guaranteed. The Company shall issue to Southworth and BSouthworth promptly after the date hereof a new certificate for any shares of Common Stock evidenced by the surrendered certificate(s) that are not being purchased by the Company pursuant to this Agreement.

         (b) As a material inducement to the Company to purchase shares of Common Stock as contemplated by this Section 1, Southworth and BSouthworth, jointly and severally hereby represent and warrant to the Company as follows:

                  (i) Southworth and BSouthworth hold as joint tenants with right of survivorship good and marketable title to all legal and beneficial right, title and interest in and to the Purchased Shares free and clear of all liens, pledges, security interests, options, stockholder's agreements, voting agreements, restrictions on transfer, rights of first refusal, rights of others, powers-of-attorney and other encumbrances (collectively, "LIENS") whatsoever.

                  (ii) Southworth and BSouthworth each have full power and authority to execute, deliver and perform their respective obligations under this Agreement and the Stockholders' Agreement of even date herewith among the Company, Southworth, BSouthworth and the Company's other stockholders (the "STOCKHOLDERS' AGREEMENT"), and to consummate the transactions contemplated hereby and thereby. This Agreement and the Stockholders' Agreement constitutes Southworth's and BSouthworth's legal, valid and binding obligation enforceable in accordance with its terms except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement or the Stockholders' Agreement, nor the consummation of the transactions contemplated hereby and thereby will, with or without the giving of notice or the passage of time, or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Liens, pursuant to (A) any provision of the Company's certificate of incorporation or by-laws, (B) any note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Southworth or the Company is a party or by which Southworth or the Company, or their respective properties are bound or affected, or (C) any law, order, judgment, ordinance, rule, regulation or decree to which Southworth, BSouthworth or the Company is a party or by which their respective properties are bound or affected.

                  (iii) No permit, consent, filing or approval of any third party is required to be obtained or made by Southworth, BSouthworth or the Company in connection with the execution and delivery of this Agreement or the Stockholders' Agreement or the consummation of the transactions contemplated hereby and thereby.

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         2. NONCOMPETITION AND NONDISCLOSURE AGREEMENT.

                  (a)  DEFINITIONS.

                  "CAUSE" means any of the following: (a) Southworth's commission or conviction of an act involving dishonesty, fraud, embezzlement, moral turpitude, securities laws violations, or theft or a felony of any type (excluding minor acts outside of Southworth's employment with the Company, such as minor traffic violations or minor domestic relations matters); (b) a material violation of any policy of the Company relating to ethical business conduct, fiduciary duties or conflicts of interest; (c) Southworth's commission of an act of dishonesty with regard to the Company; (d) the adjudication of the mental incompetency of Southworth; (e) any conduct by Southworth that would cause the suspension or revocation of any license, permit, authorization or contract right held by the Company or any of its Subsidiaries that is material to the operation of the Company's or any Subsidiary's business; (f) Southworth's gross and habitual neglect of duty;
                  (g) Southworth's prolonged absence from duty without the consent of the Company other than as a result of illness, injury or death; or (h) any material breach by Southworth of the terms of this Agreement or the Stockholder's Agreement of even date herewith among the Company, Southworth and the Company's other stockholders (as amended), such breach not being remedied within thirty (30) days of Southworth receiving written notice of the breach.

                  "COMPETING BUSINESS" means any one or more of the following:
                  (i) internet or information service provider or provider of other telephone or voice or data telecommunication businesses engaged anywhere in the Protected Territory; (ii) any other business in which the Company or any of its Subsidiaries engages at the time Southworth's employment with the Company terminates for any reason; or (iii) any other business in which the Company or its Subsidiaries actively contemplate engaging (as evidenced by the creation or ongoing development of a business plan with respect thereto) at the time Southworth's employment with the Company terminates for any reason.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

                  "PROTECTED TERRITORY" means the states of New York, New Hampshire, Maine, Massachusetts, Connecticut, Vermont and Rhode Island

                  "SUBSIDIARY" means any person that the Company now or hereafter shall at the time own, directly or indirectly through any other person, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" shall mean all of such persons collectively.

                  "TERMINATION WITHOUT CAUSE" means the Company's termination of Southworth's employment for any reason other than for Cause or Southworth's voluntary resignation of Southworth following either (i) the Company reducing Southworth's salary below the present rate thereof (I.E., $[ ] PER ANNUM) or (ii) the Company removing from Southworth the title of "Chairman".

                  (b) TERM. The term of this Agreement shall be for a period commencing on the date hereof and ending on the second anniversary of the date on which Southworth ceases for any reason, with or without Cause, to be employed by the Company; PROVIDED, HOWEVER, that if such termination of employment with the Company constitutes a Termination Without Cause, the term of this Agreement shall be a period of one year after the date on which Southworth ceases to be employed by the Company; and in such event, the Company may, at its option, extend the period of this Agreement on a quarter-by-quarter basis for up to one additional year by giving notice to Southworth of any such extension not less than 30 days before the then scheduled end of the term. In consideration for any such extension of the term hereof, the Company shall pay to Southworth $30,000 for each quarter that the term hereof is so extended.

                  (c) NONCOMPETITION. During the term hereof, Southworth agrees that he will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than one percent of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly or indirectly, whether through a family member or otherwise, do any of the following:

                  (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to a Competing Business within the Protected Territory;

                  (ii) employ, retain or engage (as an employee, consultant or independent contractor) any person who, on the date hereof or at any time prior to the second anniversary of the date hereof, is an employee of the Company or any of its Subsidiaries except for (x) persons who have not been employed by the Company or any of its Subsidiaries in any capacity during the 545 days immediately preceding the date Southworth ceases to be employed by the Company and (y) persons who the Company terminates and who

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                  Southworth has not induced or attempted to induce to terminate their employment with the Company or any of its Subsidiaries in violation of this Agreement;

                  (iii) induce or attempt to induce any person who, on the date hereof or at any time prior to the second anniversary of the date hereof, is an employee of the Company or any of its subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries; or

                  (iv) induce or attempt to induce any person that is a customer of the Company or any of its subsidiaries, or that otherwise is a contracting party with the Company or any of its subsidiaries, as of the date hereof or at any time prior to the second anniversary of the date hereof to terminate any written or oral agreement or understanding with the Company or any of its subsidiaries.

         3. CONFIDENTIALITY; NONDISPARAGEMENT. Southworth hereby agrees that during the term hereof or at any time thereafter he will not, directly or indirectly, disclose, divulge, render, offer or discuss any knowledge or information concerning the affairs or plans of the Company or any of its Subsidiaries and in no event shall he make or publish, either orally or in writing, any disparaging, defamatory, derogatory or other negative comments about the Company, its officers, directors or stockholders, products, practices or operations, or the Company's business or financial condition, plans or prospects. The Company hereby agrees that it shall not make or publish, either orally or in writing, any disparaging, defamatory, derogatory or other negative comments about Southworth.

         4. NO RIGHT TO EMPLOYMENT; SEVERANCE. Southworth agrees that this Agreement does not create an obligation of the Company or any other Person to continue his employment, nor does it give rise to any right to or expectancy of employment with the Company; it being agreed that Southworth is for all purposes an employee at will of the Company. In the event that Southworth's employment is terminated and such termination constitutes a Termination Without Cause, the Company shall pay Southworth, as severance and as additional consideration for Southworth's continued compliance with his obligations under Sections 2 and 3 hereof following such a Termination Without Cause, the sum of $120,000, such amount to be payable in twelve (12) monthly installments of $10,000 each; PROVIDED, HOWEVER, the Company shall have no obligation to make any such payment to Southworth, or any payment contemplated by Section 2(b) to be made during any extension of the term hereof, if at the time such payment is to be made Southworth shall be in breach of any of his obligations hereunder. In the event of any such termination of employment, Southworth shall have no obligation to seek other employment and there shall be no offset against amounts due to Southworth under this Section 4 on account of any remuneration attributable to any subsequent employment Southworth may obtain.

         5. ENFORCEMENT. (a) The Company and Southworth agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial or similar proceedings, a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, and shall otherwise be deemed to be limited in such manner, as will permit enforceability by such court or similar body. The Company and Southworth further agree that covenants set forth in this Agreement are reasonable in all the circumstances for the protection of the legitimate interests of the Company and its stockholders. In the event that any one or more of such covenants shall, either taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its stockholders, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions or limitations, as the case may be.

         (b) The Company and Southworth each agree that the breach of this agreement by the other will cause irreparable damage to such party and that in the event of such breach such party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the other's obligations hereunder.

         (c) Without limitation of the foregoing, each of the parties acknowledges that any breach by Southworth of his obligations under Section 2 or 3 hereof will cause the Company to incur money damages, the amount of which will be difficult or impossible to ascertain and establish. Accordingly, unless Southworth ceases and desists from breaching his obligations hereunder on or before the 10th day (excluding Saturdays, Sundays and legal holidays) of his receipt from the Company of notice of such breach (such notice to be delivered in accordance with the Stockholder's Agreement), each of the parties agrees that the liquidated damages for any such reason shall be in amount equal to not less than the amount the Company has theretofore paid to Southworth in accordance with Section 4 hereof and during any extension of the term hereof in accordance with Section 2(b); provided that, notwithstanding the foregoing, nothing herein shall preclude the Company from recovering damages that it incurs and is able to establish in excess of such sum.

         6. AMENDMENT; GOVERNING LAW; BINDING AUTHORITY; ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties, and supersedes and replaces all prior agreements and understandings, with respect to the subject matter hereof, including, without limitation, the Employment Agreement dated as of October 30, 1997 between the Company and Southworth, which Employment Agreement is hereby terminated and of no further force or effect. This Agreement may be changed or terminated only by an agreement in writing signed by both of the parties hereto. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement shall be governed by the laws of the State of New Hampshire.

         7. CONSENT TO JURISDICTION. Southworth hereby agrees to submit to the nonexclusive jurisdiction of the court in and of the State of New Hampshire and to the courts to which an appeal of the decisions of such courts may be taken and consents that service of process with respect to all courts in and of the State of New Hampshire may be made by registered mail to Southworth's address set forth on page 1 hereof.

         8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RELATED AGREEMENTS, DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         9. SUCCESSORS AND ASSIGNS. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                 HARVARDNET INC.


                                 By:  /s/  William Southworth
                                      ---------------------------
                                        William Southworth
                                         Chief Executive Officer


                                   /s/ William Southworth
                                      ---------------------------
                                       William Southworth


                                   /s/ Barbara Southworth
                                      ---------------------------
                                      Barbara Southworth






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